Exhibit 10.7
To:

Indemnity
In consideration of your service or continued service in any of the following capacities:
    as a director of Celestica Inc. (the “Corporation”);
    as an officer of the Corporation;
    as a director of any other entity that you are serving in such capacity at the request of the Corporation;
    as an officer of any other entity that you are serving in such capacity at the request of the Corporation, such capacities referred to herein as the “Indemnified Capacities”, the Corporation with full power and authority to grant an indemnity valid and binding upon and enforceable against it in the terms hereinafter contained, hereby agrees to indemnify you to the full extent contemplated by this agreement.
1.    Scope of Indemnity
The Corporation shall indemnify and hold you harmless for the full amount of any “Cost” (as hereinafter defined) reasonably incurred by you in connection with any “Proceeding” (as hereinafter defined) that may be made or asserted against or affecting you or in which you are required by law to participate or in which you participate at the request of the Corporation or in which you choose to participate (based on your reasonable belief that you may be subsequently named in that Proceeding or any Proceeding related to it) if you are involved because of your Indemnified Capacity or former Indemnified Capacity, in any case whether or not you have been named (an “Indemnified Claim”). Any amount, which the Corporation is obliged to pay pursuant hereto, is referred to as an “Indemnified Amount”.
For the purposes of this agreement:
“Cost” means all liability, loss, damage, charge, cost, fine, expense or settlement amount whatsoever which you may reasonably incur, suffer or be required to pay (including, without limitation, all legal and other professional fees as well as all out-of-pocket expenses for attending discoveries, trials, hearings and meetings).
“Proceeding” means any claim, action, suit, application, litigation, charge, complaint, prosecution, assessment, reassessment, investigation, inquiry, hearing or proceeding of any nature or kind whatsoever, whether civil, criminal, administrative, investigative or otherwise.

2.    Procedure for Making a Claim
If you wish to make any claim for payment of an Indemnified Amount to you by the Corporation hereunder, you shall deliver a written notice of such claim for payment to the Corporation, together with reasonable details and supporting documentation with respect to such claim (such written notice referred to herein as an “Indemnification Notice”). The Corporation shall pay all Indemnified Amounts claimed in the Indemnification Notice to you (or as you may direct) no later than 10 days after the date on which you deliver the Indemnification Notice to the Corporation.
3.    Notice of Claim
(a)    By the Director to the Corporation
If you become aware of any Indemnified Claim or reasonably expect that an Indemnified Claim will be made, you will promptly give the Corporation written notice of such Indemnified Claim or potential Indemnified Claim.
(b)    By the Corporation to the Director
If the Corporation becomes aware of any Indemnified Claim or reasonably expects that an Indemnified Claim will be made, the Corporation will promptly give you written notice of such Indemnified Claim or potential Indemnified Claim. Notice shall be given to the Corporate Secretary, with a copy to the Chairman.
4.    Former Directors and Officers
(a)    You shall continue to be entitled to indemnification hereunder, even though you may no longer be acting in an Indemnified Capacity.
(b)    You and your advisors shall at all times be entitled to review during regular business hours all documents, records and other information with respect to the Corporation or any entity in which you acted in an Indemnified Capacity which are under the Corporation’s control and which may be reasonably necessary in order to defend yourself against any Proceeding that relates to, arises from or is based on your service in an Indemnified Capacity, provided that you shall maintain all such information in strictest confidence except to the extent necessary for your defence.
5.    No Obligation to Pay Indemnities Prohibited by Law
(a)    The Corporation shall have no obligation to pay any Indemnified Amount hereunder if the payment of such amount is prohibited under the provisions of the Business Corporations Act (Ontario) or otherwise by law.
(b)    If the Corporation pays an Indemnified Amount which it is prohibited from paying by law, then such amount shall be deemed to have been a loan by the

Corporation to you and upon written request by the Corporation, you shall repay such amounts to the Corporation.
6.    Court Approval
(a)    If the Corporation is required to obtain the approval of the court in order to pay any Indemnified Amount, the Corporation shall seek such approval forthwith upon demand by you for indemnification.
(b)    In the event of a dispute under this agreement, the Corporation shall apply to the court to approve a payment under this agreement forthwith upon receiving a written request from you to do so.
7.    Advances
The Corporation shall advance amounts under this indemnity prior to the resolution of the merits of any Proceeding, including, without limitation, in circumstances in which any shareholder causes the Corporation to commence any action against you.
8.    Insurance
The Corporation will advise you promptly after it becomes aware of any material change in or withdrawal of or lapse in coverage of any insurance policy of the Corporation’s existing directors and officers, details of any claim made under such a policy and the triggering of any extended reporting period applicable to any such policy.
9.    Enurement
This indemnity and the benefit of the obligations of the undersigned hereunder shall inure to the benefit of you, your heirs, estate, executors and administrators and shall be binding upon the Corporation’s successors and assigns.
10.    Previous Indemnities
This indemnity supersedes and replaces all prior indemnities entered into between the Corporation and you with respect to the subject matter of this indemnity, provided however, that nothing in this provision shall operate to restrict in any way any indemnity to which you are entitled under the Corporation’s by-laws or otherwise at law.
11.    Jurisdiction
The courts of the Province of Ontario, Canada shall have exclusive jurisdiction with respect to all matters dealing with the enforcement of or otherwise arising out of or in connection with this indemnity, and by accepting and relying hereon you expressly and irrevocably submit and attorn to the exclusive jurisdiction of, and irrevocably agree to be bound by a judgment of, any such court relating to all such matters.

12.    Governing Law
This indemnity shall in all respects be governed by and construed in accordance with the laws of the Province of Ontario, Canada, and all disputes, claims or matters arising out of or under it shall be governed by such laws.

DATED this _____ day of __________, 20__.

CELESTICA INC.
By:

The undersigned accepts the foregoing indemnity and agrees to comply with the terms and conditions set out above.

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